Exhibit 4.19

DEVON OEI OPERATING, INC.
as Issuer,
DEVON ENERGY PRODUCTION COMPANY, L.P.
as Successor Guarantor
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of December 31, 2005

Supplementing the Indenture dated as of September 28, 2001
4 3/8% Senior Notes due 2007
7 1/4% Senior Notes due 2011

     This FIRST SUPPLEMENTAL INDENTURE, dated as of December 31, 2005 (this “First Supplemental Indenture”), is by and among Devon OEI Operating, Inc. (f/k/a Ocean Energy, Inc.), a Delaware corporation (the “Company”), Devon Energy Production Company, L.P., an Oklahoma limited partnership (the “Guarantor”), and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company and Devon Louisiana Corporation (f/k/a Ocean Energy, Inc.), a Louisiana corporation (“OEI Sub”), executed and delivered to the Trustee the Senior Indenture, dated as of September 28, 2001 (the “Indenture”); and
     WHEREAS, the Company has issued, pursuant to the Indenture, two series of notes, its 7 1/4% Senior Notes due 2011 and its 4-3/8% Senior Notes due 2007 (collectively, the “Securities”) and payment thereof has been guaranteed by OEI Sub as and to the extent set forth in Article Thirteen of the Indenture; and
     WHEREAS, the Guarantor is the surviving entity of the merger (the “Merger”) of OEI Sub with and into the Guarantor that occurred on December 31, 2005; and
     WHEREAS, Section 13.3 of the Indenture, requires the Person (if other than OEI Sub) surviving a merger involving OEI Sub to assume, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the obligations of OEI Sub under the Securities and the Indenture.
     NOW, THEREFORE, the Company, the Guarantor and the Trustee mutually covenant and agree:
ARTICLE 1
ASSUMPTION
     The Guarantor hereby assumes all of the obligations of OEI Sub under the Securities and the Indenture.
ARTICLE 2
MISCELLANEOUS PROVISIONS
     2.1 Relation to the Indenture. The provisions of this First Supplemental Indenture shall become effective as of the effective time of the Merger. This First Supplemental Indenture and all terms and provisions contained in it shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture. The Indenture is hereby ratified and confirmed in all respects and shall remain and continue in full force and effect in accordance with the provisions thereof, as supplemented by this First Supplemental Indenture. The Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.
     2.2 Responsibility for Recitals, Etc. The recitals in this First Supplemental Indenture shall be taken as statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
     2.3 Provisions Binding on Guarantor’s Successors. All of the covenants, stipulations, promises and agreements in this First Supplemental Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not.
     2.4 New York Contract. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS AND PRINCIPLES THEREOF.
     2.5 Execution and Counterparts. This First Supplemental Indenture may be executed with counterpart signature pages, each of which shall be an original but both of which shall together constitute but one and the same instrument.
     2.6 Capitalized Terms. Capitalized terms not otherwise defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.
[Signature page follows]

     IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused this First Supplemental Indenture to be duly executed as of the date first above written.

DEVON OEI OPERATING, INC., a Delaware corporation

By: Name:	/s/ Jeffrey A. Agosta Jeffrey A. Agosta
Title:	Vice President and Treasurer

DEVON ENERGY PRODUCTION COMPANY, L.P., an Oklahoma limited partnership

By: Name:	/s/ Jeffrey A. Agosta Jeffrey A. Agosta
Title:	Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: Name:	/s/ John C. Stohlmann John C. Stohlmann
Title:	Vice President

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